                             EMPIRE GAS CORPORATION

                          ________ UNITS CONSISTING OF

                       ____ SENIOR SECURED NOTES DUE 2004

                               AND _____ WARRANTS

                             UNDERWRITING AGREEMENT














June ___, 1994

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                                                                  June ___, 1994





Morgan Stanley & Co.
  Incorporated
1251 Avenue of the Americas
New York, New York  10020

Dear Sirs:

          Empire Gas Corporation, a Missouri corporation (the "Company"), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the "Underwrit-er") ________ Units (the "Units"). Each Unit will consist of (i) ____, Senior Secured Notes (the "Notes"), each Note having a principal amount at maturity of $1000 and (ii) _______ Warrants (each a "Warrant"), each Warrant entitling the holder thereof to purchase one share of Common Stock, par value $.001 per share (the "Common Stock"), of the Company. Shares of Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the Warrant Shares. The Notes will be secured by a pledge of all of the outstanding capital stock (the "Pledged Shares") of each Restricted Subsidiary of the Company, including without limitation, PSNC Propane Corporation ("PSNC") and will be issued pursuant to the provisions of an Indenture dated as of June ___, 1994 (the "Indenture"), among the Company, the Subsidiary Guarantors (as defined therein) and Shawmut Bank Connecticut, National Association as Trustee (the "Trustee"). The Notes are to be unconditionally guaranteed (the "Subsidiary Guarantees") as to payment of principal and interest by the Subsidiary Guaran-tors. The Warrants will be issued pursuant to the provisions of a Warrant Agreement dated as of June ___, 1994 (the "Warrant Agreement"), between the Company and Shawmut Bank Connecticut, National Association as Warrant Agent (the "Warrant Agent").

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Units. The registration statement as amended at the time it becomes effective, including the information (if any)

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deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the Registration Statement; the prospectus in the form first used to confirm sales of the Units is hereinafter referred to as the Prospectus.


                                       I.

          The Company and each of the Subsidiary Guarantors, jointly and severally, represents and warrants to the Underwriter that:

               (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplement-ed, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein or (B) to that part of the Registration Statement that consti-tutes the Statement of Eligibility ("Form T-1") under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

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               (c)  Each of the Company and Empire Gas Operating Corporation
("EGOC") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Missouri, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (d) Each of the Subsidiary Guarantors is duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (e) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company, EGOC and the consolidated subsidiaries of the Company and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

               (f) The pro forma adjustments described in the Prospectus have been properly applied on the bases described therein and the Company and each Subsidiary Guarantor believe that such adjustments and the assumptions which underlie such adjustments are reasonable.

               (g) The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company and each Subsidiary Guarantor believe to be reliable and accurate.

               (h) This Agreement has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor.

               (i) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor and is a valid and binding agreement of the Company and each Subsidiary Guarantor, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (j) The Notes have been duly authorized by the Company and the Subsidiary Guarantees have been duly authorized by each of the Subsidiary Guarantors and, when the Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company and each of the Subsidiary Guarantors, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applica-bility.

               (k) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (l) The Warrants have been duly authorized by the Company and are fully paid and nonassessable and, when the Warrants are executed by the Company and authenticated by the Company in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, the Warrants will be entitled to the benefits of the Warrant Agreement, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (m) The Warrants are exercisable into Warrant Shares in accordance with the terms of the Warrant Agreement. The Warrant Shares have been duly authorized for issuance and reserved by the Company and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable. All Warrants and Warrant Shares, upon issuance, will be free of preemptive or similar rights.

               (n) The execution and delivery by the Company and each of the Subsidiary Guarantors of, and the performance by the Company and each of the Subsidiary Guarantors of their respective obligations under, this Agreement, the Indenture (including the Subsidiary Guarantees which are set forth therein), and the Notes as well as the consummation of the transactions contemplated hereby and in the Registration Statement, including the Offering and application of the proceeds thereof as set forth in the Prospectus and each component of the Trans-action (as defined in the Prospectus), will not contravene any provision of applicable law or the charter documents of the Company or any Subsidiary Guarantor, or any agreement or other instrument binding upon the Company or any Subsidiary Guarantor, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture (including the Subsidiary Guarantees which are set forth therein) or

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the Notes as well as the consummation of the transactions contemplated hereby and by the Registration Statement (including the Offering and application of the proceeds thereof as set forth in the Prospectus) and each component of the Transaction), except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

               (o) The execution and delivery by the Company of, and the performance by the Company of its obligations under the Warrant Agreement and the Warrants as well as the issuance of the Warrant Shares in accordance with the terms of the Warrants and the Warrant Agreement will not contravene any provision of applicable law or the charter documents of the Company or any of its subsidiaries or any agreement or other instrument binding upon the Company or any subsidiary of the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Warrant Agreement and the Warrants as well as the issuance of the Warrant Shares in accordance with the terms of the Warrants and the Warrant Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Warrants and the Warrant Shares.

               (p) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

               (q) Each of the Company and its subsidiaries is not in violation of its respective charter or bylaws and each of the Company and its subsidiaries is not in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsid-iaries is a party or by which any of them is bound, or to which any of the prop-erty or assets of the Company or any of its subsidiaries is subject, except such as

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have been waived or which would not have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (r) The Company and each of its subsidiaries has all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license, operate and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (s) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Pro-spectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (t) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any col-lective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of them or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking

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place, except (with respect to any matter specified in clause (i), (ii) or (iii)
above, singly or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (u) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

               (v) None of the Company, EGOC or any Subsidiary Guarantor is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (w) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (x) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, oper-ations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any

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potential liabilities to third parties).  On the basis of such review, the
Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (y) The Company and each of its subsidiaries maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

               (z) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

               (aa) No holder of any security of the Company or any Subsidiary Guarantor has any right to require registration of such security (except as has been waived) which arises from the filing or effectiveness of the Registration Statement, the issuance of the Notes or Warrants or the consummation of the Transaction and the Offering.

               (bb) All of the issued and outstanding shares of capital stock of each subsidiary of the Company listed on Schedule I hereto have been duly authorized, are validly issued, fully paid and non-assessable and are wholly owned by the Company, directly or indirectly, and on the Closing Date will be wholly owned by the Company directly, in each case free and clear of any lien, except for the first priority security interest created by the lien pursuant to the Indenture (the "Lien"). The Lien has been duly authorized and creates a legal, valid and binding obligation of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other simi-lar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether

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enforcement is considered in a proceeding in equity or at law), and is not in default.

               (cc) The pledge of the Pledged Shares made pursuant to the terms of the Indenture creates a valid and perfected first priority security interest in the Pledged Shares in favor of the Trustee on behalf and for the benefit of the holders of the Notes (the "Holders") and the Trustee securing the obligations (the "Obligations") of the Company and each Subsidiary Guarantor under the Notes and the Indenture, and no filings, recordings, registrations, deliveries or other actions are required in order to perfect the security interest created by the Lien in the Pledged Shares.

               (dd) The Company had at the date indicated a capitalization as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization," and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.


                                       II.

          The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, to purchase from the Company _______ Units, each Unit consisting of______ Notes and ______ Warrants at a purchase price of $______ per Unit, plus accrued interest on the Notes, if any, from June __, 1994, to the date of payment and delivery.


                                      III.

          The Company is advised by the Underwriter that the Underwriter proposes to make a public offering of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Units are to be offered to the public initially at $_______ per Unit (such price of a Unit being the "public offering price" of such Unit), plus accrued interest on the Notes, if any, and to certain dealers selected by you

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at a price that represents a concession not in excess of ____% of the principal amounts at maturity of the Units, and that the Underwriter may allow, and such dealers may reallow, a concession, not in excess of ____% of the principal amounts at maturity of the Units to the Underwriter or to certain other dealers.


                                       IV.

          Payment for the Units shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York at 10:00 A.M., local time, on __________, 1994, or at such other time on the same or such other date, not later than __________, 1994, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Closing Date.

          Payment for the Units shall be made against delivery to you of the Units registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Units to the Underwriter duly paid.


                                       V.

          The obligations of the Company and the obligations of the Underwriter hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

          The obligations of the Underwriter hereunder are subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                    (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not

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     indicate the direction of the possible change, in the rating accorded any of the securities of either the Company or EGOC by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                    (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Prospectus.

               (b) You shall have received on the Closing Date certificates, dated the Closing Date and signed by an executive officer of the Company and of each Subsidiary Guarantor, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company and of each Subsidiary Guarantor contained in this Agreement are true and correct as of the Closing Date and that the Company and each of the Subsidiary Guarantors has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

          The officers signing and delivering such certificate or certificates may rely upon the best of their knowledge as to proceedings threatened.

               (c) You shall have received on the Closing Date an opinion of Wilmer, Cutler & Pickering, counsel for the Company, dated the Closing Date, to the effect that:

                    (i) each of the Company and EGOC (immediately prior to its Merger into the Company) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Missouri and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (ii) each of the Subsidiary Guarantors is duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, PROVIDED that with respect to the Subsidiary Guarantors such opinion may be based on review of certificates of good standing from appropriate authorities and such additional documentation as such counsel deems appropriate;

                    (iii) all of the issued and outstanding shares of capital stock of each subsidiary of the Company listed on Schedule I hereto have been duly authorized, are validly issued, fully paid and nonassessable and are (or in the case of PSNC, on the Closing Date will be) wholly owned by the Company, directly or indirectly, and on the Closing Date will be wholly owned by the Company directly, free and clear of any lien except the Lien. The Lien has been duly authorized and creates a legal, valid and binding obligation of the Company, except as enforcement therefrom may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting enforcement of creditor's rights generally or by general principles of equity (regardless of whether the enforcement is considered in a proceeding in equity or at law), and is not in default;

                    (iv) this Agreement has been duly authorized, executed and delivered by the Company and by each Subsidiary Guarantor;

                    (v) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and by each Subsidiary Guarantor and is a valid and binding agreement of the Company and of each Subsidiary Guarantor, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of remedies may be limited by equitable principles of general applicability and (ii) the waiver contained in Section 5.12 of the Indenture may be deemed unenforceable;

                    (vi) the Notes have been duly authorized by the Company and the Subsidiary Guarantees have been duly authorized by each of the Subsidiary Guarantors and, when the Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company and each of the Subsidiary Guarantors, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of remedies may be limited by equitable principles of general applicability;

                    (vii) the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of remedies may be limited by equitable principles of general applicability;

                    (viii) the Warrants have been duly authorized by the Company, are fully paid and nonassessable and, when the Warrants are executed by the Company and authenticated by the Company in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, the Warrants will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of remedies may be limited by equitable principles of general applicability;

                    (ix) the Warrant Shares have been duly authorized for issuance by the Company and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable, and the Warrants and Warrant Shares are free of preemptive or similar rights;

                    (x) the execution and delivery by the Company and each of the Subsidiary Guarantors of, and the performance by the Company and each of the Subsidiary Guarantors of their respective obligations under, this Agreement, the Indenture (including the Guarantees which are set forth therein) and the Notes, as well as the consummation of the transactions contemplated hereby and in the Registration Statement, including the Offering and application of the proceeds thereof as set forth in the Prospectus and each component of the Transaction, and the Lien of the Pledged Shares, will not contravene any provision of applicable law or the charter documents of the Company or any Subsidiary Guarantor, or any agreement or other instrument binding upon the Company or any Subsidiary Guarantor, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary Guarantor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture (including the Subsidiary Guarantees which are set forth therein), or the Notes as well as the consummation of the transactions contemplated hereby and by the Registration Statement (including the Offering and application of the proceeds thereof as set forth in the Prospectus and each component of the Transaction), except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes;

                    (xi) the execution and delivery by the Company of, and the performance by the Company of its obligations under the Warrant Agreement and the Warrants as well as the issuance of the Warrant Shares in accordance with the terms of the Warrants and the Warrant Agreement will not contravene any provision of applicable law or the charter documents of the Company or any of its subsidiaries or any agreement or other instrument binding upon the Company or any subsidiary of the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company, and no consent, approval, authorization or order of or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Warrant Agreement and the Warrants as well as the issuance of the Warrant Shares in accordance with the terms of the Warrants and the Warrant Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Warrants and the Warrant Shares;

                    (xii) the statements (1) in the Prospectus under the captions "Description of the Units," "Description of the Senior Secured Notes," "Description of the Warrants," "Description of Capital Stock," "Management," "Certain Relationships and Related Transactions," "Description of Other

     Indebtedness," "Business--Legal Proceedings," "Business--Regulation" and "The Underwriter" and (2) in the Registration Statement under Items 14 and 15, in each case only insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                    (xiii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                    (xiv) none of the Company, EGOC or any Subsidiary Guarantor is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                    (xv) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefore have been initiated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in accordance with Rule 424(b) and Rule 430A under the Securities Act;

                    (xvi) (1) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements, schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities

     Act and the rules and regulations of the Commission thereunder, and (2) nothing has come to the attention of such counsel that would cause such counsel to believe (a) that (except for financial statements, schedules and other financial data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 of the Trustee heretofore referred to) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that (except for financial statements, schedules and financial data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 of the Trustee heretofore referred to) the Prospectus as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                    (xvii) the merger of EGOC with and into the Company has become effective such that the Company owns, directly, all of the outstanding shares of capital stock of each of the subsidiaries listed on
     Schedule I hereto, free and clear of any lien, except for the Lien;

                    (xviii) the delivery of the certificates representing the Pledged Shares to the Trustee together with the Pledge Agreement creates in favor of the Trustee for the benefit of the Holders a valid and perfected security interest in the Pledged Shares to secure the Obligations. No interest of any other creditor of the Company is equal or prior to the security interest of the Trustee in the Pledged Shares;

                    (xix) the Company has the authority to convey the Pledged Shares pursuant to the Lien, and no filings or recordings are required in order to perfect such security interest created by the Lien on the Pledged Shares;

                    (xx) the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.001 par value, of which 13,832,270 shares are validly issued, fully paid and non-assessable, and of which 329,500 shares are held by the Company and its subsidiaries. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                    (xxi) all conditions precedent to the satisfaction and discharge or defeasance of, and the acknowledgment by the respective trustee of the discharge of the Company's obligations under and pursuant to, the Company's 9% Convertible Subordinated Debentures due 1998 and the Company's 12% Senior Subordinated Debentures due 2002 and the agreements under which such securities were issued have been complied with;

                    (xxii) all conditions precedent to the redemption and discharge or defeasance of, and the acknowledgement by the trustee of the discharge of the Company's obligations under and pursuant to, $13,700,000 principal amount of the Company's 9% Convertible Subordinated Debentures due 2007 have been complied with; and

                    (xxiii) the Credit Agreement, dated as of June ___, 1994, providing for the New Credit Facility has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of remedies may be limited by equitable principles of general applicability.

               In giving such opinion, (i) as to all matters governed by the laws of the State of Missouri such counsel may rely upon the opinion of Watson, Ess, Marshall and Enggas, (ii) as to all matters governed by the laws of the
State of Illinois such counsel may rely upon the opinion of                 and
(iii) as to all matters governed by the laws of the State of New York such counsel may assume that the laws of the District of Columbia are identical to the laws of the State of New York for all purposes relevant to the opinion of such counsel.

               (d) You shall have received on the Closing Date an opinion in a form satisfactory to you of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Underwriter, dated the Closing Date, covering the matters referred to in subparagraphs (iv), (v), (vi), (vii), (viii), (ix), (xii) (but only as to the statements in the Prospectus under "Description of the Units," "Description of the Senior Secured Notes," "Description of the Warrants" and "The Underwriter"), and (xvi) of paragraph (c) above. The opinion of Skadden, Arps, Slate, Meagher & Flom may state that in rendering its opinion it will rely on the opinion of Watson, Ess, Marshall and Enggas with respect to matters of Missouri law.

          With respect to subparagraph (xvi) of paragraph (c) above, Wilmer, Cutler & Pickering and Skadden, Arps, Slate, Meagher & Flom may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          The opinion of Wilmer, Cutler & Pickering described in paragraph (c) above shall be rendered to you at the request of the Company and shall so state therein.

               (e) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Baird, Kurtz & Dobson, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

               (f) On or prior to the Closing Date, (i) the Company or EGOC, as the case may be, shall have (A) consummated each of the transactions comprising the Transaction on the terms set forth in the Prospectus, and the EGOC Merger shall have become effective and (B) applied the proceeds of the Offering in the manner specified in the Prospectus and provided to you evidence thereof satisfactory to you and of the discharge or defeasence of the Company's obligations under the 12% Senior Subordinated Debentures due 2002 and the 9% Subordinated Debentures due 1998 and (ii) the persons named as parties to the Stock Redemption Agreement shall have executed such agreement in the form filed as an exhibit to the Registration Statement.

               (g) The Company shall have delivered to the Trustee certificates representing all of the outstanding shares of capital stock of each of its subsidiaries in accordance with the terms of the Indenture.

               (h) Upon delivery of the certificates representing the Pledged Shares to the Trustee, the Company shall have caused a valid, perfected security interest in all of the right, title and interest of the Company in and to the Pledged Shares to be granted to the Trustee for the equal and ratable benefit of the holders of the Securities, with the priority and otherwise as and to the extent required by the Indenture. No filings or recordings shall be required in order to perfect the security interest created in the Pledged Shares under the Indenture.

               (i) On or before the Closing Date, you shall have received a copy of an opinion of Valuation Research Corporation addressed to the Company as to the solvency of the Company both prior to and following the Transaction and the Offering in a form previously reviewed and approved by you.

                                       VI.

          In further consideration of the agreements of the Underwriter herein contained, the Company covenants as follows:

               (a) To furnish you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

               (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

               (c) If, during such period after the first date of the public offering of the Units as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Units may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Units for in-vestment under the laws of such jurisdiction as you may designate and (ii) any review of the offering of the Securities by the National Association of Secu-rities Dealers, Inc.

               (e) To comply, until such time as the distribution of the Units shall have terminated, with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

               (f) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending _______________, 1995, that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               (g) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or any of its subsidiaries or warrants to purchase equity securities of the Company substantially similar to the Warrants (other than the Notes and Warrants), without your prior written consent.

               (h) To pay all document production charges and expenses of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Underwriter (but not including their fees for professional services), in connection with the preparation of this Agreement.

               (i) To use the proceeds from the sale of the Units in the manner discussed in the Prospectus under the caption "Use of Proceeds."

               (j) To take all necessary and appropriate actions to consummate each of the transactions comprising the Transaction on the terms set forth in the Prospectus, and to cause EGOC to do the same.

               (k) To reserve and continue to reserve as long as any Warrants are outstanding a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants.

                                      VII.

          The Company and each of the Subsidiary Guarantors agree to jointly and severally indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

          The Underwriter agrees to indemnify and hold harmless the Company and each of the Subsidiary Guarantors, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Company or any of the Subsidiary Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and each of the Subsidiary Guarantors to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company by the Underwriter in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Any such request to an indemnifying party for reimbursement of fees and expenses of counsel shall be in writing and directed to the attention of Mr. Paul Lindsey, Jr., Empire Gas Corporation, 1700 South Jefferson Street, Lebanon, Missouri (if the Company is the indemnifying party) or to General Counsel, Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York (if the Underwriter is the indemnifying party). No indemnifying party shall without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Units. The relative fault of the Company on the one hand and of the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Each of the Company and the Underwriter agrees that it would not be just and equitable if contribution pursuant to this Article VII were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling such Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Units.


                                      VIII.

          This Agreement shall be subject to termination by notice given by the Underwriter to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Underwriter's judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in the judgment of the Underwriter, impracticable to market the Units on the terms and in the manner contemplated in the Prospectus.


                                       IX.

          This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

          If this Agreement shall be terminated by the Underwriter, because of any failure or refusal on the part of the Company or any Subsidiary Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Subsidiary Guarantor shall be unable to perform its obligations under this Agreement, the Company and all Subsidiary Guarantors will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of the Underwriter's counsel) reasonably incurred by the Underwriter in connection with this Agreement or the Offering contemplated hereunder.

          This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                        Very truly yours,

                                        EMPIRE GAS CORPORATION


                                        By:________________________
                                        Name:
                                        Title:



                                        Each of the SUBSIDIARY
                                          GUARANTORS
                                          set forth on Schedule I attached
                                          hereto

                                        By:____________________________________
                                        Name:  Paul S. Lindsey, Jr.
                                        Title:  President of each
                                                Subsidiary Guarantor


Accepted as of the date first written above:

MORGAN STANLEY & CO.
  INCORPORATED


By____________________________
Name:
Title:

                                   SCHEDULE I


Empire Tank Leasing Corporation
Empiregas Equipment Corporation
Empire Underground Storage, Inc.
Empire Industrial Sales Corporation
Utility Collection Corporation
Empiregas Transports, Inc. (Missouri)
Empiregas Aviation Corporation
Empiregas Transports, Inc. - OR
Empiregas Inc. of Clinton (Missouri)
Empiregas Inc. of Kansas City
Empiregas Inc. of Albany
Empiregas Inc. of Aiken
Empiregas of Arma, Inc.
Empiregas Inc. of Arnauldville
Empiregas Inc. of Auburn
Empiregas Inc. of Big Rapids
Empiregas Inc. of Bolivar
Empiregas Inc. of Boise
Empiregas Inc. of Boulder
Empiregas Inc. of Bowling Green
Empiregas Inc. of Brandon
Empiregas Inc. of Bremerton
Empiregas of Bristow, Inc.
Empiregas Inc. of Buffalo
Empiregas Inc. of Adrian
Empiregas Inc. of Camdenton
Empiregas Inc. of Canon City
Empiregas Inc. of Canton
Empiregas Inc. of Carthage
Empiregas Inc. of Castle Rock
Empiregas Inc. of Centerville
Empiregas Inc. of Charlotte
Empiregas Inc. of Chassel
Empiregas Inc. of Chehalis
Empiregas Inc. of Clinton, Illinois
Empiregas of Colcord, Inc.
Empiregas Inc. of Cole Camp
Empiregas Inc. of Coleman
Empiregas Inc. of Colorado Springs
Empiregas Inc. of Coquille
Empiregas Inc. of Cuba
Empiregas Inc. of Chetek
Empiregas Inc. of Denver
Empiregas Inc. of Dover
Empiregas Inc. of Durand
Empiregas Inc. of El Dorado Springs

Empiregas Inc. of Elsberry
Empiregas Inc. of Elsinore
Empiregas Inc. of Escondido
Empiregas Inc. of Eunice
Empiregas Inc. of Evergreen
Salgas Inc. of Fairplay
Empiregas Inc. of Eau Claire
Empiregas Inc. of Fort Collins
Empiregas Inc. of Fowler
Empiregas Inc. of Mid-Missouri
Empiregas Inc. of Galveston
Empiregas Inc. of Galva
Empiregas Inc. of Gaylord
Empiregas Inc. of Globe
Empiregas Inc. of Goose Creek
Empiregas Inc. of Greeley
Empiregas Inc. of Grand Junction
Empiregas of Grove, Inc.
Empiregas Inc. of Hermiston
Empiregas Inc. of Hermitage
Empiregas Inc. of Hiawassee
Empiregas Inc. of Higginsville
Empiregas of Hitichita, Inc.
Empiregas Inc. of Hoopeston
Empiregas Inc. of Hornick
Empiregas Inc. of Humansville
Empiregas Inc. of Jacksonville
Empiregas Inc. of Jackson, MI
Empiregas Inc. of Kalamazoo
Empiregas Inc. of Kirksville
Empiregas Inc. of Lafayette
Empiregas Inc. of Lake Charles
Empiregas Inc. of Lake Providence
Empiregas Inc. of Laurie
Empiregas of Le Sueur, Inc.
Empiregas Inc. of Lincoln
Empiregas Inc. of Longmont
Empiregas Inc. of Los Angeles
Empiregas Inc. of Loveland
Empiregas Inc. of Marquette
Empiregas Inc. of Marshall
Empiregas Inc. of Medford
Empiregas Inc. of Menomonie
Empiregas Inc. of Merillan
Empiregas Inc. of Miller
Empiregas Inc. of Modesto
Empiregas Inc. of Monte Vista
Empiregas Inc. of Mount Vernon
Empiregas Inc. of Munising

Empiregas Inc. of Murphy
Thrif-T-Gas Inc. of Blackwater
Empiregas Inc. of North Bend
Empiregas Inc. of North Myrtle Beach, Inc.
Empiregas Inc. of Oak Grove
Empiregas Inc. of Onawa
Empiregas Inc. of Orangeburg
Empiregas Inc. of Owensville
Empiregas Inc. of Santa Paula
Empiregas Inc. of Paducah
Empiregas Inc. of Palmyra
Empiregas Inc. of Placerville
Empiregas Inc. of Pomona
Empiregas Inc. of Potosi
Empiregas Inc. of Pueblo
Empiregas Inc. of Reedsport
Empiregas Inc. of Richland
Empiregas Inc. of Rolla
Empiregas Inc. of Sacramento
Empiregas Inc. of Sandy
Empiregas Inc. of Shell Lake
Empiregas Inc. of Siloam Springs
Empiregas of Stigler, Inc.
Empiregas Inc. of Susanville
Empiregas Inc. of Sunnyside
Empiregas Inc. of Rocky Mount
Empiregas Inc. of the Dalles
Empiregas Inc. of Tipton (Iowa)
Empiregas Inc. of Traverse City
Empiregas Inc. of Vandalia
Empiregas Inc. of Vassar
Empiregas Inc. of Vinita, Inc.
Empiregas Inc. of Warren
Empiregas Inc. of Warsaw (Missouri)
Empiregas Inc. of Washington
Empiregas Inc. of Waukon
Empiregas Inc. of Waynesville
Empiregas Inc. of Waynesville, NC
Empiregas Inc. of Wenatchee
Empiregas Inc. of Wentzville
Empiregas of Westville, Inc.
Empiregas Inc. of Wills Point
Empiregas Inc. of Wilmington
Empiregas Inc. of Wilson
Empiregas Inc. of Woodland Park
Empiregas Inc. of Yakima
Empiregas Inc. of Yucca Valley
Empiregas Inc. of Zebulon
Empiregas Inc. of Columbiana

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

Empiregas of Zumbro Falls, Inc.
Ginco Gas Company, Inc.
Empiregas Inc. of Orange County
Empiregas Inc. of Morgan County
Empiregas Inc. of Lake Ozark
Empiregas Inc. of Waco
Empiregas Inc. of Paris, TX
Empiregas Inc. of Dallas, TX
Empiregas Inc. of Kemp
Empiregas Inc. of San Antonio
Thrift-T-Gas Co., Inc.
Empiregas Inc. of Paris, MO
Salida Gas Co., Inc.
Salgas Inc. of Gunnison
Empiregas Inc. of Toledo
Empiregas Inc. of Wilkesboro
Empiregas Inc. of Hendersville
Empiregas Inc. of North Carolina
Empiregas Inc. of Creedmoor
Empiregas Inc. of Apex
Empiregas Inc. of Durham
Empiregas Inc. of Warrenton

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